INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Pilgrim America Bank and Thrift Fund, Inc.
Pilgrim America Investment Funds, Inc.
Pilgrim Government Securities Income Fund, Inc.
Pilgrim America Masters Series, Inc.:

We consent to the use of our report incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the
Prospectus   and   "Independent   Auditors"  in  the  Statements  of  Additional
Information.

                                 /s/ KPMG Peat Marwick

Los Angeles, California
October 26, 1998